News Release
EXHIBIT 99.2
SM ENERGY PROVIDES 2026 OUTLOOK
Plan maximizes free cash flow and strengthens balance sheet
Accelerates return of capital, including a 10% dividend increase, under an enhanced framework
DENVER, Feb. 25, 2026 – SM Energy Company (the “Company” or “SM Energy”) (NYSE: SM) today issued its 2026 outlook, designed to maximize free cash flow through disciplined investments in its high-return development projects. It also provided a new stockholder return framework, which includes a 10% increase to its quarterly dividend policy. Accompanying slides can be found on the Company’s website at sm-energy.com/investors/news-events/presentations. A conference call is scheduled for 8 a.m. MT/10 a.m. ET on February 26, 2026. Participation details can be found within this release.
“Our 2026 plan maximizes free cash flow to further strengthen our balance sheet and accelerate returns to stockholders under our upgraded return of capital framework,” said Beth McDonald, President and CEO. “Our expanded, top-tier asset portfolio provides flexibility to allocate capital to our highest-return opportunities. As previously messaged, we’re adjusting activity levels to improve capital efficiency and generate higher free cash flow. The strength of our asset portfolio, combined with reduced rig activity, 14% lower capital spend, and our recently announced $950 million asset sale, gives us the confidence to increase our fixed dividend by 10%, while prioritizing debt reduction and accelerating share buybacks.”
2026 OUTLOOK
The Company’s 2026 plan focuses on three strategic priorities:
▪Integrate and Capture Synergies – Successfully integrate Civitas Resources, Inc. (“Civitas”) and action $200–$300 million of identified and expected synergies, of which approximately $185 million has already been actioned to date.
▪Maximize Free Cash Flow – Execute high-grade investments across an expanded asset portfolio to enhance capital efficiency and maximize inventory value, with a safety-first, efficiency-driven operational mindset.
▪Strengthen Capital Structure – Bolster the balance sheet and accelerate returns to stockholders through an increased return of capital framework. Highlights include:
▪$1.0+ Billion Divestiture Target – The Company’s recently announced agreement to sell $950 million of certain South Texas assets (expected to close in the second quarter) largely accomplishes this objective and accelerates SM Energy’s path to lower leverage.
▪Enhanced Liquidity – As announced on January 30, 2026, the Company’s lenders increased the borrowing base to $5.0 billion, increased commitments to $2.5 billion, and extended the maturity date of the Company’s revolving credit facility to January 30, 2031. Total liquidity as of February 20, 2026, was $2.9 billion.
▪New Stockholder Return Framework – Balances free cash flow allocation between debt reduction and returning capital to stockholders.
▪Annual fixed dividend policy increased 10% to $0.88 per share paid quarterly, representing an expected yield of nearly 4% at current market prices. See below for information regarding declaration of the first quarter dividend.
▪Calculated on a quarterly basis, after dividend payments, the Company plans to allocate free cash flow as follows:

▪Approximately 20% to share repurchases. Approximately $488 million of availability remains under the Company’s previously authorized $500 million repurchase program, which extends through December 31, 2027.
▪Approximately 80% to debt reduction.
▪The Company expects to increase the allocation to share repurchases as leverage and absolute debt levels decline.
2026 GUIDANCE
The Company’s merger with Civitas closed on January 30, 2026; therefore, full-year 2026 guidance reflects 11 months of Civitas contribution. In addition, 2026 guidance reflects the conversion of certain acquired volumes to two-stream reporting and the planned divestiture of certain South Texas assets, expected to close in the second quarter of 2026, with an effective date of February 1, 2026.
Full-Year 2026 Highlights:
▪Capital expenditures, adjusted for accruals,(1) are expected to be $2.65–$2.85 billion, with $2.3–$2.5 billion allocated to drilling, completion and well connection.
▪Total net production volumes are expected to be 146–153 MMBoe (approximately 54% oil).
▪Activity levels include an average of 11 operated rigs and 4.5 completion crews (down from 15 and seven, respectively, entering 2026, on a pro forma basis). The Company expects to drill approximately 245 net wells and turn-in-line approximately 295 net wells.
▪Permian – The Company plans to allocate approximately 45% of capital running an average of six rigs and two completion crews to turn-in-line approximately 150 net wells.
▪DJ – The Company plans to allocate approximately 20% of capital running an average of one rig and one completion crew to turn-in-line approximately 80 net wells.
▪South Texas – The Company plans to allocate approximately 15% of capital running an average of 1.5 rigs and one completion crew to turn-in-line approximately 35 net wells.
▪Uinta – The Company plans to allocate approximately 20% of capital running an average of 2.5 rigs and one completion crew to turn-in-line approximately 30 net wells.

Guidance	1Q26	FY26
Total production (MMBoe)	30.5–32.5	146–153
Oil mix	~ 52%	~ 54%
Capital expenditures adjusted for accruals,(1) net of expected synergies	$740 – $780 million	$2.65 – $2.85 billion (net of $50 million of expected synergies)
Drilling, completion and well connection		$2.3 – $2.5 billion
Facility, land and other		~ $280 million
Non-recurring integration costs		~ $70 million
Net wells drilled	~ 65	~ 245
Net wells completed	~ 65	~ 295
Notes: Key assumptions: $60/Bbl WTI; $3.50/MMBtu; $24/Bbl NGL and hedges currently in place. Guidance reflects 11 months of Civitas’ impact due to timing of the merger closing, the conversion of certain acquired volumes to two-stream reporting, and the planned divestiture of certain South Texas assets in 2Q26. Refer to slide 9 in the accompany presentation for a detailed reconciliation of these impacts.

For additional 1Q26 and FY26 guidance and detail refer to the accompanying slides on the Company’s website at sm-energy.com/investors/news-events/presentations.
BOARD DECLARES QUARTERLY CASH DIVIDEND
SM Energy’s Board of Directors approved the quarterly cash dividend of $0.22 per share of common stock outstanding. The dividend will be paid on March 23, 2026, to stockholders of record as of the close of business on March 9, 2026.
CONFERENCE CALL AND WEBCAST
The Company plans to host a conference call and webcast at 8 a.m. MT/10 a.m. ET. on February 26, 2026. The call is accessible via:
▪Webcast (available live and for replay) – on the Company’s website at sm-energy.com/investors (replay accessible approximately 1 hour after the live call); or
▪Telephone - join the live conference call by registering at our conference call registration webpage. Dial-in for domestic toll free/International is 877-407-6050 / +1 201-689-8022.
CONFERENCE PARTICIPATION
▪March 3, 2026 – J.P. Morgan 2026 Global High Yield & Leveraged Finance Conference. President and Chief Executive Officer Beth McDonald and Executive Vice President and Chief Financial Officer Wade Pursell will present at 9 a.m. MT/11 a.m. ET and will participate in investor meetings at the event.
▪March 4, 2026 – Citadel SMID Cap Generalist Investor Conference. President and Chief Executive Officer Beth McDonald and Executive Vice President and Chief Financial Officer Wade Pursell will participate in investor meetings at the event.
▪March 23, 2026 – 38th Annual ROTH Conference. Executive Vice President and Chief Financial Officer Wade Pursell will participate in investor meetings at the event.
DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “action,” “anticipate,” “deliver,” “demonstrate,” "establish," “estimate,” “expects,” "goal," "generate," “guidance,” “integrate,” “maintain,” “objectives,” “optimize,” “project,” "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, the Company’s 2026 strategic objectives, operational plan and priorities, including: plans to successfully integrate Civitas; expectations regarding increased scale; expectations to action and realize synergies, including the expected timing and magnitude; plans to maximize free cash flow and inventory value, increase liquidity, reduce debt, improve capital efficiency and strengthen the balance sheet and capital structure; plans to accelerate the Company’s return of capital program through increased fixed quarterly dividends and share repurchases; the Company’s expected annual dividend yield; the Company’s expected allocation of free cash flow to its capital return program and future changes thereto; achievement of the Company’s $1 billion divestiture target in 2026; statements regarding the announced divestiture of certain South Texas assets (the “Transaction”), including the estimated timing and final purchase price, the Company's expectation that the remaining conditions to the closing of the Transaction will be satisfied or waived, the Company's expectations regarding the application of the proceeds from the Transaction; expected future commodity prices; assumptions and projections for the first quarter and full year 2026 regarding guidance for production and oil mix as a percentage of total production, capital expenditures, the number of net wells to be drilled and turned in line, and the allocation of activity and capital expenditures among our operating areas and activities. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the 2025 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
FOOTNOTE 1: Indicates a non-GAAP measure or metric. Please refer to the "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" section in accompanying presentation on the Company’s website at sm-energy.com/investors/news-events/presentations, and the corresponding reconciliations to the most directly-comparable GAAP financial measures for additional information.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the states of Colorado, New Mexico, Texas and Utah. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
INVESTOR CONTACTS
Patrick Lytle, plytle@sm-energy.com, 303-864-2502
Meghan Dack, mdack@sm-energy.com, 303-837-2426
MEDIA CONTACT
media@sm-energy.com

4